SANGAMO THERAPUETICS, INC.
INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT (this “Agreement”) dated as of May __, 2020, is made by and between SANGAMO THERAPEUTICS, INC., a Delaware corporation (the “Company”), and [_________________] (“Indemnitee”).
RECITALS
A. The Company desires to attract and retain the services of highly qualified individuals as directors, officers, employees and agents.
B. The Company’s Seventh Amended and Restated Certificate of Incorporation (as amended from time to time, the “Certificate of Incorporation”) requires that the Company indemnify its directors, and empowers the Company to indemnify its executive officers, other officers, employees and agents, as authorized by the General Corporation Law of the State of Delaware, as amended (the “DGCL”), under which the Company is organized, and such Certificate of Incorporation expressly provides that the indemnification provided therein is not exclusive and contemplates that the Company may enter into separate agreements with its directors, officers and other persons to set forth specific indemnification provisions.
C. Indemnitee does not regard the protection currently provided by applicable law, the Certificate of Incorporation, the Company’s Third Amended and Restated Bylaws (as amended from time to time, the “Bylaws”), the Company’s other governing documents, and available insurance as adequate under the present circumstances, and the Company has determined that Indemnitee and other directors, officers, employees and agents of the Company may not be willing to serve or continue to serve in such capacities without additional protection.
D. The Company desires and has requested Indemnitee to serve or continue to serve as a director, officer, employee or agent of the Company, as the case may be, and has proffered this Agreement to Indemnitee as an additional inducement to serve in such capacity.
E. Indemnitee is willing to serve, or to continue to serve, as a director, officer, employee or agent of the Company, as the case may be, if Indemnitee is furnished the indemnity provided for herein by the Company.
F. Indemnitee may have previously entered into an indemnification agreement with the Company. This Agreement is intended to supersede and replace any previous indemnification agreements entered into between the Company and Indemnitee.
AGREEMENT
NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:
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1.Definitions.
(a) Agent. For purposes of this Agreement, the term “Agent” of the Company means any person who: (i) is or was a director, officer, employee, agent, or other fiduciary of the Company or a subsidiary of the Company; or (ii) is or was serving at the request or for the convenience of, or representing the interests of, the Company or a subsidiary of the Company, as a director, officer, employee, agent, or other fiduciary of a foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.
(b) Change in Control. For purposes of this Agreement, a “Change in Control” shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 35% or more of the total voting power represented by the Company’s then outstanding Voting Securities, (ii) during any period of two (2) consecutive years (not including any period prior to the execution of this Agreement) individuals who at the beginning of such period constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board of Directors of the Company (the “Board”) (provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall be considered as a member of the Incumbent Board), or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 35% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all of the Company’s assets.
(c) Expenses. For purposes of this Agreement, the term “Expenses” shall be broadly construed and shall include, without limitation, all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’, witness, or other professional fees and related disbursements, and other out-of-pocket costs of whatever nature, actually and reasonably incurred by Indemnitee in connection with the investigation, defense or appeal of a proceeding or establishing or enforcing a right to indemnification under this Agreement, the DGCL or otherwise, and shall include any interest and any federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payment under this Agreement. The term “Expenses” shall also include reasonable compensation for time spent by Indemnitee for which he or she is not compensated by the Company or any subsidiary or third party: (i) for any
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period during which Indemnitee is not an Agent, in the employment of, or providing services for compensation to, the Company or any subsidiary; and (ii) if the rate of compensation and estimated time involved is approved by the directors of the Company who are not parties to any action with respect to which Expenses are incurred, for Indemnitee while an Agent of, employed by, or providing services for compensation to, the Company or any subsidiary.
(d) Independent Counsel. For purposes of this Agreement, the term “Independent Counsel” means a law firm, or a partner (or, if applicable, member) of such a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past three (3) years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party, or (ii) any other party to the proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company will pay the reasonable fees and expenses of the Independent Counsel referred to above and to fully indemnify such counsel against any and all expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.
(e) Liabilities. For purposes of this Agreement, the term “Liabilities” shall be broadly construed and shall include, without limitation, judgments, damages, deficiencies, liabilities, losses, penalties, excise taxes, fines, assessments and amounts paid in settlement.
(f) Proceedings. For purposes of this Agreement, the term “proceeding” shall be broadly construed and shall include, without limitation, any threatened, pending, or completed action, suit, claim, counterclaim, cross claim, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing, or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, and whether formal or informal in any case, in which Indemnitee was, is or will be involved as a party, potential party, non-party witness, or otherwise by reason of: (i) the fact that Indemnitee is or was a director or officer of the Company; (ii) the fact that any action taken by Indemnitee (or a failure to take action by Indemnitee) or of any action (or failure to act) on Indemnitee’s part while acting as an Agent; or (iii) the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, and in any such case described above, whether or not serving in any such capacity at the time any liability or Expense is incurred for which indemnification, reimbursement, or advancement of Expenses may be provided under this Agreement. If Indemnitee believes in good faith that a given situation may lead to or culminate in the institution of a proceeding, this shall be considered a proceeding under this paragraph. For the avoidance of doubt, the provisions of this Agreement shall cover proceedings whether now pending or hereafter commenced and shall be retroactive to cover acts or omissions or alleged acts or omissions that heretofore have taken place.
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(g) Subsidiary. For purposes of this Agreement, the term “subsidiary” means any corporation, limited liability company, or other entity, of which more than 50% of the outstanding voting securities or equity interests are owned, directly or indirectly, by the Company and one or more of its subsidiaries, and any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as an Agent.
(h) Voting Securities. For purposes of this Agreement, "Voting Securities" shall mean any securities of the Company that vote generally in the election of the members of the Board.
2.Agreement to Serve. Indemnitee will serve, or continue to serve, as the case may be, as an Agent, faithfully and to the best of his or her ability, at the will of such entity designated by the Company and at the request of the Company (or under separate agreement, if such agreement exists), in the capacity Indemnitee currently serves such entity, so long as Indemnitee is duly appointed or elected and qualified in accordance with the applicable provisions of the governance documents of such entity, or until such time as Indemnitee tenders his or her resignation in writing; provided, however, that nothing contained in this Agreement is intended as an employment agreement between Indemnitee and the Company or any of its subsidiaries or to create any right to continued employment of Indemnitee with the Company or any of its subsidiaries in any capacity.
The Company acknowledges that it has entered into this Agreement and assumes the obligations imposed on it hereby, in addition to and separate from its obligations to Indemnitee under the Certificate of Incorporation, to induce Indemnitee to serve, or continue to serve, as an Agent, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as an Agent.
3.Indemnification.
(a) Indemnification in Third-Party Proceedings. Subject to Section 10 below, the Company shall indemnify Indemnitee to the fullest extent permitted by the DGCL, as the same may be amended from time to time (but, to the fullest extent of the law, only to the extent that such amendment permits Indemnitee to broader indemnification rights than the DGCL permitted prior to adoption of such amendment), if Indemnitee is a party to or threatened to be made a party to or otherwise involved in any proceeding, other than a proceeding by or in the right of the Company to procure a judgment in its favor, for any and all Expenses and Liabilities (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses and Liabilities) incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of such proceeding, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal proceeding had no reasonable cause to believe that Indemnitee's conduct was unlawful. The parties hereto intend that this Agreement shall provide to the fullest extent permitted by law for indemnification in excess of that expressly permitted by statute, including, without limitation, any indemnification provided by the Certificate of Incorporation, the Bylaws, vote of its stockholders or disinterested directors, or applicable law.
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(b) Indemnification in Derivative Actions and Direct Actions by the Company. Subject to Section 10 below, the Company shall indemnify Indemnitee to the fullest extent permitted by the DGCL, as the same may be amended from time to time (but, fullest extent permitted by applicable law, only to the extent that such amendment permits Indemnitee to broader indemnification rights than the DGCL permitted prior to adoption of such amendment), if Indemnitee is a party to or threatened to be made a party to or otherwise involved in any proceeding by or in the right of the Company to procure a judgment in its favor, against any and all Expenses actually and reasonably incurred by Indemnitee in connection with the investigation, defense, settlement, or appeal of such proceedings, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. No indemnification for Expenses shall be made under this Section 3(b) in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged (by final non-appealable judgment) by a court competent jurisdiction to be liable to the Company, unless and only to the extent that the Chancery Court of the State of Delaware or any court in which the proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification.
4.Indemnification of Expenses of Successful Party. Notwithstanding any other provision of this Agreement, in circumstances where indemnification is not available under Section 3(a) or 3(b), as the case may be, to the fullest extent permitted by law and to the extent that Indemnitee is a party to (or a participant in) any proceeding and has been successful on the merits or otherwise in defense of any proceeding or in defense of any claim, issue or matter therein, in whole or part, including the dismissal of any action without prejudice, the Company shall indemnify Indemnitee against all Expenses and Liabilities in connection with the investigation, defense or appeal of such proceeding. If Indemnitee is not wholly successful in such proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such proceeding, the Company shall indemnify Indemnitee against all Expenses and Liabilities incurred by Indemnitee or on Indemnitee’s behalf in connection with or related to each successfully resolved claim, issue or matter to the fullest extent permitted by law. Notwithstanding any of the foregoing, nothing in this Section 4 shall be construed to limit Indemnitee’s right to indemnification that he or she would otherwise be entitled to in accordance with Section 3 hereof, regardless of Indemnitee’s success in a proceeding. For purposes of this Agreement, the term “successful on the merits or otherwise” shall include, but not be limited to, (i) any termination, withdrawal, or dismissal (with or without prejudice) of any proceeding against Indemnitee without any express finding of liability or guilt against Indemnitee, or (ii) the settlement of any proceeding under Section 3(a) or Section 3(b) hereof pursuant to which Indemnitee pays less than $100,000. Notwithstanding any of the foregoing, nothing herein shall be construed to limit Indemnitee’s right to indemnification that he or she would otherwise be entitled to in accordance with Section 3 and Section 10 hereof, regardless of Indemnitee’s success in a proceeding.
5.Partial Indemnification; Witness Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Expenses and Liabilities incurred by Indemnitee in the investigation, defense, settlement
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or appeal of a proceeding, but is precluded by applicable law or the specific terms of this Agreement to indemnification for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Notwithstanding any other provision of this Agreement, to the fullest extent permitted by applicable law and to the extent that Indemnitee is, by reason of Indemnitee’s acting as an Agent, is or was, or was threatened to be made, a witness or otherwise asked to participate in any proceeding to which Indemnitee is not a party, Indemnitee shall be indemnified against all Expenses incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.
6.Advancement of Expenses. To the extent not prohibited by law, the Company shall advance the Expenses incurred by Indemnitee in connection with any proceeding, and such advancement shall be made within thirty (30) days after the receipt by the Company of a statement or statements requesting such advances (which shall include invoices received by Indemnitee in connection with such Expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditures made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be included with the invoice) and upon request of the Company, an undertaking to repay the advancement of Expenses if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Indemnitee is not entitled to be indemnified by the Company. Advances shall be unsecured, interest free and without regard to Indemnitee’s ability to repay the Expenses. Advances shall include any and all Expenses incurred by Indemnitee pursuing an action to enforce Indemnitee’s right to indemnification under this Agreement or otherwise and this right of advancement, including expenses incurred preparing and forwarding statements to the Company to support the advances claimed. Indemnitee acknowledges that the execution and delivery of this Agreement shall constitute an undertaking providing that Indemnitee shall, to the fullest extent required by law, repay the advance (without interest) if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Indemnitee is not entitled to be indemnified by the Company. The right to advances under this Section 6 shall continue until the final disposition of any proceeding, including any appeal therein. Indemnitee shall be entitled to advancement of Expenses as provided in this Section 6 regardless of any determination by or on behalf of the Company that Indemnitee has not met the standards of conduct set forth in Section 10(a) hereof. The Company shall not seek from a court, or agree to, a “bar order” that would have the effect of prohibiting or limiting Indemnitee’s right to receive advancement under this Agreement. This Section 6 shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 10(b).
7.Notice and Other Indemnification Procedures.
(a) Notification of Proceeding. Indemnitee will notify the Company in writing promptly upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder. The written notification to the Company shall include a description of the nature of the proceeding and the facts underlying the proceeding. The failure of Indemnitee to so notify the Company shall not
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relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise and any delay in so notifying the Company shall not constitute a waiver by Indemnitee of any rights under this Agreement.
(b) Request for Indemnification Payments. To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification under the terms of this Agreement, and shall request payment thereof by the Company.
(c) Determination of Right to Indemnification Payments. Upon written request by Indemnitee for indemnification pursuant to Section 7(b) hereof, if required by applicable law and to the extent not otherwise provided pursuant to the terms of this Agreement, a determination with respect to Indemnitee’s entitlement thereto shall be made in the specific case by one of the following four methods, which shall be at the election of the Board: (1) by a majority vote of the disinterested directors, even though less than a quorum, (2) by a committee of disinterested directors designated by a majority vote of the disinterested directors, even though less than a quorum, (3) if there are no disinterested directors or if the disinterested directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, or (4) if so directed by the Board, by the stockholders of the Company; provided, however, that if there has been a Change in Control and if so requested in writing by Indemnitee, then such determination shall be made by Independent Counsel selected by Indemnitee. In connection with each meeting at which a stockholder determination will be made, the Company shall solicit proxies that expressly include a proposal to indemnify or reimburse Indemnitee, and the Company’s proxy statement relating to the proposal to indemnify or reimburse Indemnitee shall not include a recommendation against indemnification or reimbursement unless the failure to include such a recommendation would violate applicable laws in the reasonable determination of the Company’s counsel. For purposes hereof, disinterested directors are those members of the Board who are not parties to the action, suit or proceeding in respect of which indemnification is sought by Indemnitee. Indemnification payments requested by Indemnitee under Section 3 hereof shall be made by the Company no later than sixty (60) days after receipt of the written request of Indemnitee. Claims for advancement of Expenses shall be made under the provisions of Section 6 herein.
(d) Presumption; Burden of Proof; Defenses.
(i) In making any determination with respect to Indemnitee’s entitlement to indemnification or advancement of Expenses hereunder, the person, persons or entity making such determination shall presume that Indemnitee is entitled to indemnification or advancement of Expenses, as applicable, under this Agreement.
(ii) It shall be a defense in any proceeding pursuant to Section 7(e) hereof to enforce rights to indemnification under Section 3(a) or Section 3(b) hereof (but not in any proceeding pursuant to Section 7(e) hereof to enforce a right to an advancement of Expenses under Section 6 hereof) that Indemnitee has not met the standards of conduct set forth in Section
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10(a) hereof, as the case may be, but the burden of proving such defense shall be on the Company. With respect to any proceeding pursuant to Section 7(e) hereof brought by Indemnitee to enforce a right to indemnification hereunder, or any proceeding brought by the Company to recover an advancement of Expenses (whether pursuant to the terms of an undertaking or otherwise), neither (A) the failure of the Company (including by its directors or independent legal counsel) to have made a determination prior to the commencement of such proceeding that indemnification is proper in the circumstances because Indemnitee has met the applicable standards of conduct, nor (B) an actual determination by the Company (including by its directors or independent legal counsel) that Indemnitee has not met such applicable standards of conduct, shall create a presumption that Indemnitee has not met the applicable standards of conduct or, in the case of a proceeding pursuant to Section 7(e) hereof brought by Indemnitee seeking to enforce a right to indemnification, be a defense to such proceeding.
(iii) The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, in and of itself, adversely affect the right of Indemnitee to indemnification hereunder or create a presumption that Indemnitee did not act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal proceeding, shall not create a presumption that Indemnitee had reasonable cause to believe that his or her conduct was unlawful.
(iv) For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is reasonably based on the records or books of account of the Company or other entity, including financial statements, or on information supplied to Indemnitee by the officers of the Company or other entity in the course of their duties, or on the advice of legal counsel for the Company or other entity or on information or records given or reports made to the Company or other entity by an independent certified public accountant or by an appraiser or other expert selected by the Company or other entity. The provisions of this Section 7(d)(iv) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.
(v) The knowledge and/or actions, or failure to act, of any other director, officer, agent, or employee of the Company or of another Entity shall not be imputed to Indemnitee for purposes of determining Indemnitee’s right to indemnification or advancement of Expenses under this Agreement.
(vi) For purposes of determining whether Indemnitee is entitled to indemnification or advancement of Expenses by the Company pursuant to this Agreement or otherwise, the actions or inactions of any other indemnitee or group of indemnitees shall not be attributed to Indemnitee.
(e) Remedies of Indemnitees.
(i) Right to Petition Court. In the event that Indemnitee makes a request for payment of Expenses and Liabilities under Section 3 or Section 7 hereof or a request
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for an advancement of Expenses under Section 6 hereof and the Company fails to make such payment or advancement in a timely manner in accordance with the terms of this Agreement, Indemnitee may petition a court to enforce the Company’s obligations under this Agreement. In such an enforcement hearing or proceeding, the burden of proof shall be on the Company to prove that indemnification or advancement of Expenses to Indemnitee is not required under this Agreement or permitted by applicable law by clear and convincing evidence to the contrary. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification (and/or advancement) if it determines Indemnitee is fairly and reasonably entitled to indemnification (and/or reimbursement) in view of all the relevant circumstances (including this Agreement). Any determination by the Company (including the Board, a committee thereof, Independent Counsel) or stockholders of the Company, that Indemnitee is not entitled to indemnification hereunder, shall not be a defense by the Company to the action nor create any presumption that Indemnitee is not entitled to indemnification or advancement of Expenses hereunder.
(ii) Right of Indemnitee to Appeal an Adverse Determination by Board. If a determination is made by the Company’s Board of Directors or a committee thereof that Indemnitee is not entitled to indemnification, upon written request of Indemnitee and Indemnitee’s delivery of $500 to the Company, the Company shall cause a new determination to be made by the Company’s stockholders at the next regular or special meeting of stockholders. Unless a court determines otherwise, such determination by the Company’s stockholders shall be binding and conclusive for all purposes of this Agreement.
(iii) Expenses. The Company agrees to reimburse Indemnitee in full for any Expenses actually and reasonably incurred by Indemnitee in connection with investigating, preparing for, litigating, defending or settling any action brought by Indemnitee under Section 7(f) hereof, regardless of whether Indemnitee is ultimately determined to be entitled to indemnification, advancement or other remedies under this Agreement.
(iv) Costs of Determination. All costs of making the determination with respect to entitlement to indemnification or advancement of Expenses hereunder shall be borne solely by the Company, including, but not limited to, the costs of legal counsel, proxy solicitations and judicial determinations.
(v) Failure to Act Not a Defense. The failure of the Company (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of the payment of Expenses and Liabilities or the advancement of Expenses under this Agreement shall not be a defense in any action brought under Section 7(e) hereof, and shall not create a presumption that such payment or advancement is not permissible.
(vi) Entitlement to Indemnification; Independent Counsel. In the event that (A) a determination is made pursuant to Section 7(c) hereof that Indemnitee is not entitled to indemnification under this Agreement, (B) if the determination of entitlement to indemnification is not to be made by Independent Counsel pursuant to Section 7(c) hereof, no determination of entitlement to indemnification shall have been made pursuant to Section 7(c)
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hereof within sixty (60) calendar days after receipt by the Company of Indemnitee’s written request for indemnification, (C) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 7(c) hereof, no determination of entitlement to indemnification shall have been made pursuant to Section 7(c) hereof within eighty (80) calendar days after receipt by the Company of Indemnitee’s written request for indemnification, unless an objection to the selection of such Independent Counsel has been made and substantiated and not withdrawn, in which case the applicable time period shall be seventy (70) calendar days after the Court of Chancery of the State of Delaware or another court of competent jurisdiction in the State of Delaware (or such person appointed by such court to make such determination) has determined or appointed the person to act as Independent Counsel pursuant to Section 7(c) hereof, (D) payment of Expenses and Liabilities payable pursuant to Section 4 or Section 5 hereof is not made within sixty (60) calendar days after receipt by the Company of a written request therefor, or (E) payment of Expenses and Liabilities payable pursuant to Section 4 or Section 5 hereof is not made within sixty (60) calendar days after a determination has been made pursuant to Section 7(c) hereof that Indemnitee is entitled to indemnification, then in each instance described in clauses (A) through (E), Indemnitee shall be entitled to seek an adjudication by the Court of Chancery of the State of Delaware of Indemnitee’s entitlement to such indemnification or advancement of Expenses.
(vii) Not Prejudiced by Adverse Determination. In the event that a determination shall have been made pursuant to Section 7(c) hereof that Indemnitee is not entitled to indemnification, any proceeding commenced pursuant to this Section 7(f) shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination.
8.Assumption of Defense. In the event the Company shall be requested by Indemnitee to pay the Expenses of any proceeding, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, or to participate to the extent permissible in such proceeding, with counsel reasonably acceptable to Indemnitee. Upon assumption of the defense by the Company and the retention of such counsel by the Company, the Company shall not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding, provided that Indemnitee shall have the right to employ separate counsel in such proceeding at Indemnitee’s sole cost and expense. Notwithstanding the foregoing, if Indemnitee’s counsel delivers a written notice to the Company stating that such counsel has reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense or the Company shall not, in fact, have employed counsel or otherwise actively pursued the defense of such proceeding within a reasonable time, then in any such event the fees and Expenses of Indemnitee’s counsel to defend such proceeding shall be subject to the indemnification and advancement of Expenses provisions of this Agreement.
9.Insurance. To the extent that the Company maintains an insurance policy or policies providing liability insurance for Agents (“D&O Insurance”), Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such Agent under such policy or policies. If, at the time of the
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receipt of a notice of a claim pursuant to the terms hereof, the Company has D&O Insurance in effect or otherwise potentially available, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.
10.Exceptions.
(a) Certain Matters. Any provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee on account of any proceeding: (i) if it is determined by final non-appealable judgment or other final non-appealable adjudication that remuneration paid to Indemnitee was in violation of law (and, in this respect, both the Company and Indemnitee have been advised that the Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication, as indicated in Section 10(d) below); (ii) if there is a final non-appealable judgment rendered against Indemnitee for an accounting, disgorgement or repayment of profits made from the purchase or sale by Indemnitee of securities of the Company against Indemnitee or if there is a settlement by or on behalf of Indemnitee to the extent it is acknowledged by Indemnitee and the Company that such amount paid in settlement resulted from Indemnitee's conduct from which Indemnitee received monetary personal profit, pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or other provisions of any federal, state or local statute or rules and regulations thereunder; or (iii) if there is a final non-appealable judgment or other final non-appealable adjudication that Indemnitee’s conduct was in bad faith, knowingly fraudulent or deliberately dishonest or constituted willful misconduct (but only to the extent of such specific determination); or (iv) on account of conduct that is established by a final non-appealable judgment as constituting a breach of Indemnitee’s duty of loyalty to the Company or resulting in any personal profit or advantage to which Indemnitee is not legally entitled. For purposes of the foregoing sentence, a final non-appealable judgment or other adjudication may be reached in either the underlying proceeding or action in connection with which indemnification is sought or a separate proceeding or action to establish rights and liabilities under this Agreement.
(b) Claims Initiated by Indemnitee. Any provision herein to the contrary notwithstanding, the Company shall not be obligated to indemnify or advance Expenses to Indemnitee with respect to proceedings or claims initiated or brought by Indemnitee against the Company or its Agents and not by way of defense, except (i) with respect to proceedings brought to establish or enforce a right to indemnification or advancement under this Agreement or under any other agreement, provision in the Certificate of Incorporation or the Bylaws or applicable law, or (ii) with respect to any other proceeding initiated by Indemnitee that is either approved by the Board or Indemnitee’s participation is required by applicable law. However, indemnification or advancement of Expenses may be provided by the Company in specific cases if the Board determines it to be appropriate.
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(c) Unauthorized Settlements. Any provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee under this Agreement for any amounts paid in settlement of a proceeding effected without the Company’s written consent. Neither the Company nor Indemnitee shall unreasonably withhold consent to any proposed settlement; provided, however, that the Company may in any event decline to consent to (or to otherwise admit or agree to any liability for indemnification hereunder in respect of) any proposed settlement if the Company is also a party in such proceeding and determines in good faith that such settlement is not in the best interests of the Company and its stockholders.
(d) Securities Act Liabilities. Any provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee or otherwise act in violation of any undertaking appearing in and required by the rules and regulations promulgated under the Securities Act of 1933, as amended (the “Act”), or in any registration statement filed with the Securities and Exchange Commission under the Act. Indemnitee acknowledges that paragraph (h) of Item 512 of Regulation S-K currently generally requires the Company to undertake in connection with any registration statement filed under the Act to submit the issue of the enforceability of Indemnitee’s rights under this Agreement in connection with any liability under the Act on public policy grounds to a court of appropriate jurisdiction and to be governed by any final adjudication of such issue. Indemnitee specifically agrees that any such undertaking shall supersede the provisions of this Agreement and to be bound by any such undertaking.
(e) Prior Payments. Any provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify or advance Expenses to Indemnitee under this Agreement for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, expect with respect to any excess beyond the amount paid under any insurance policy or indemnity policy.
11.Nonexclusivity and Survival of Rights. The provisions for indemnification and advancement of Expenses set forth in this Agreement shall not be deemed exclusive of any other rights which Indemnitee may at any time be entitled under any provision of applicable law, the Certificate of Incorporation, Bylaws or other agreements, both as to action in Indemnitee’s official capacity and Indemnitee’s action as an Agent, in any court in which a proceeding is brought, and Indemnitee’s rights hereunder shall continue after Indemnitee has ceased acting as an Agent and shall inure to the benefit of the heirs, executors, administrators and assigns of Indemnitee. The obligations and duties of the Company to Indemnitee under this Agreement shall be binding on the Company and its successors and assigns until terminated in accordance with its terms. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.
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No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his or her corporate status prior to such amendment, alteration or repeal. To the extent that a change in the DGCL, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Certificate of Incorporation, Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, by Indemnitee shall not prevent the concurrent assertion or employment of any other right or remedy by Indemnitee.
12.Term. All agreements and obligations of the Company contained herein will continue during the period Indemnitee is an Agent of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and will continue thereafter so long as Indemnitee will be subject to any proceeding by reason of his or her corporate status as an Agent, whether or not he or she is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement. This Agreement will be binding on and inure to the benefit of and be enforceable by the parties of this Agreement and their respective successors (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors, and personal and legal representatives.
The Company is required to maintain insurance as provided in Section 9 while Indemnitee is an Agent and for five (5) years after the date Indemnitee shall have ceased to serve as an Agent.
13.Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who, at the request and expense of the Company, shall execute all papers required and shall do everything that may be reasonably necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.
14.Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification and advancement of Expenses to Indemnitee to the fullest extent now or hereafter permitted by law.
15.Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of the Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement
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containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 14 hereof.
16.Amendment and Waiver. No supplement, modification, amendment, or cancellation of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.
17.Notice. Except as otherwise provided herein, any notice or demand which, by the provisions hereof, is required or which may be given to or served upon the parties hereto shall be in writing and, if by electronic transmission, shall be deemed to have been validly served, given or delivered when sent, if by overnight delivery, courier or personal delivery, shall be deemed to have been validly served, given or delivered upon actual delivery and, if mailed, shall be deemed to have been validly served, given or delivered three (3) business days after deposit in the United States mail, as registered or certified mail, with proper postage prepaid and addressed to the party or parties to be notified at the addresses set forth on the signature page of this Agreement (or such other address(es) as a party may designate for itself by like notice). If to the Company, notices and demands shall be delivered to the attention of the Secretary of the Company.
18.Governing Law. This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware.
19.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute but one and the same Agreement. Only one such counterpart need be produced to evidence the existence of this Agreement.
20.Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.
21.Entire Agreement. Subject to Section 11 hereof, this Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, written and oral, between the parties with respect to the subject matter of this Agreement; provided, however, that this Agreement is a supplement to and in furtherance of the Certificate of Incorporation, Bylaws, the DGCL and any other applicable law, and shall not be deemed a substitute therefor, and does not diminish or abrogate any rights of Indemnitee thereunder.
22.Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to
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be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such proceeding; and/or (ii) the relative fault of the Company and Indemnitee in connection with such event(s) and/or transaction(s).
23.Consent to Jurisdiction. The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) agree to appoint, to the extent such party is not otherwise subject to service of process in the State of Delaware, an agent in the State of Delaware as such party's agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, (iv) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.
24.Effect on Prior Agreement. Upon the execution and delivery of this Agreement by the Company and Indemnitee, that certain Indemnification Agreement, dated as of [______________ ___, ____], by and between the Company and Indemnitee automatically shall terminate and be of no further force and effect and shall be amended and restated in its entirety as set forth in this Agreement.

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IN WITNESS WHEREOF, the parties hereto have entered into this Agreement effective as of the date first above written.

COMPANY: SANGAMO THERAPEUTICS, INC.
By: /s/ Alexander Macrae
Alexander Macrae
Chief Executive Officer

Address: 7000 Marina Blvd Brisbane, CA 94005

INDEMNITEE:

____________________
Signature of Indemnitee

____________________
Print or Type Name of Indemnitee

Address: ________________________________________ ________________________________________ ________________________________________

[Signature Page to Sangamo Therapeutics, Inc. Indemnity Agreement]